EXHIBIT 99.1

Contact at 214-432-2000
Michael R. Haack
President and CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS THIRD QUARTER RESULTS

EPS FROM CONTINUING OPERATIONS OF $1.94

ON REVENUE OF $405 MILLION

DALLAS, TX (January 28, 2021) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2021 ended December 31, 2020. Notable items for the quarter are highlighted below (unless otherwise noted, all comparisons are with the prior year’s fiscal third quarter):

Third Quarter Fiscal 2021 Results

•	Record third quarter revenue of $404.7 million, up 18%

•	Third quarter diluted earnings per share from continuing operations of $1.94, up 87%

•	Prior-year diluted earnings per share include an asset impairment charge of $0.47 related to continuing operations

Commenting on the third quarter results, Michael Haack, President and CEO, said, “Our third quarter results demonstrate the overall resilience of our portfolio. Despite continued pandemic-related economic uncertainty, our wallboard shipments were up 9%, a third quarter record for American Gypsum, and our cement shipments were up 28%, reflecting the strong performance of the recently acquired Kosmos Cement Business and the strength of our core markets. We continued to generate strong operating cash flow, which significantly improved our balance sheet and liquidity position providing us with increased financial flexibility.”

Mr. Haack continued, “As we continue to navigate the COVID-19 environment, I want to thank our team for their exceptional work under extraordinary circumstances, delivering strong results, remaining focused on the integration of Kosmos and keeping our strategic projects on schedule. We continue to closely monitor the disruptions caused by the COVID-19 pandemic and their possible impact on our business in current and future periods. We also continue to enforce strict health and safety protocols to protect our employees, customers and business partners, and we will continue to manage our cash flow prudently and protect our balance sheet.”

Segment Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates, as well as Joint Venture and intersegment Cement revenue, was $277.6 million, a 21% improvement. Heavy Materials operating earnings increased 31% to $75.5 million primarily because of improved Cement net sales prices and earnings from the recently acquired Kosmos Cement Business.

Cement revenue for the quarter, including Joint Venture and intersegment revenue, was up 28% to $234.1 million, and operating earnings were $70.4 million, up 30%. These increases reflect improved Cement net sales prices and the significant contribution of the recently acquired Kosmos Cement Business, which accounted for approximately $45 million of revenue and $13 million of operating earnings during the quarter.

The average net sales price for the quarter increased 2% to $111.91 per ton. Excluding the impact from the Kosmos Cement Business, the average net sales price increased 4%. Cement sales volume for the quarter was 1.8 million tons, up 28% versus the prior-year period. Excluding the impact from the Kosmos Cement Business, our Cement sales volume was flat with the prior-year period.

Concrete and Aggregates revenue decreased 7% to $43.5 million. The decline reflects the sale of our Northern California concrete and aggregates businesses during the first quarter of fiscal 2021. Excluding the results from the sold businesses, Concrete and Aggregates revenue was up 13%. Third quarter operating earnings for Concrete and Aggregates increased 52% to $5.1 million, primarily reflecting improvements in organic Concrete sales volume, Concrete sales prices, and operating efficiencies, as well as lower diesel fuel costs.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 8%, reflecting improved Wallboard sales volume and pricing. Gypsum Wallboard sales volume was a third quarter record of 727 million square feet (MMSF), up 9%, while the average Gypsum Wallboard net sales price increased 1% to $147.87 per MSF. Given the improved demand outlook for single-family construction activity in the US and increasing demand for our products, our American Gypsum wallboard business implemented a wallboard price increase during the quarter and another increase in early January.

Paperboard sales volume for the quarter declined 1% to 79,000 tons. The average Paperboard net sales price was $484.92 per ton, up 5% from the prior year, consistent with the pricing provisions in our long-term sales agreements.

Operating earnings were $48.0 million in the sector, an increase of 1%, reflecting improved Wallboard sales volume and pricing, partially offset by higher operating costs, primarily due to higher recycled fiber costs.

Sale of Oil and Gas Proppants Business

On September 18, 2020, the Company sold its Oil and Gas Proppants business to Smart Sand, Inc. The current-year and prior-year financial results of the Oil and Gas Proppants segment have been classified as Discontinued Operations on the Statement of Earnings. The assets and liabilities of the Oil and Gas Proppants segment have been reflected on separate lines for Discontinued Operations on the Balance Sheet.

Planned Separation of Heavy Materials and Light Materials Businesses

As previously announced on May 30, 2019, the Company plans to separate its Heavy Materials and Light Materials businesses into two independent, publicly traded corporations by means of a tax-free spin-off to Eagle shareholders. We remain committed to the separation and continue to make preparations to ensure that the two businesses are well-positioned for the separation, although the timing of the separation remains uncertain given the effects of the COVID-19 pandemic.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the consolidated income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard, Recycled Gypsum Paperboard and Concrete and Aggregates from more than 70 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, January 28, 2021. The conference call will be webcast on the Eagle website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the website for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in or changes in the nature of activity in the oil and gas industry; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; cyber-attacks or data security breaches; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. With respect to our acquisition of certain assets from Kosmos Cement Company, factors, risks and uncertainties that may cause actual future events and developments to vary materially from those anticipated in such forward-looking statements include, but are not limited to, failure to realize expected synergies from or other benefits of the transaction, significant difficulties encountered in integration or unexpected ownership transition costs, unknown liabilities or other adverse developments affecting the assets acquired and the target business, including the effect on the acquired business of the same or similar factors discussed above to which our Heavy Materials business is subject. Additionally, the proposed separation of our Heavy Materials and Light Materials businesses into two independent, publicly traded corporations is subject to various risks and uncertainties, including risks related to conditions in debt and equity markets and risks related to the effects of the COVID-19 pandemic, and may not be completed on the terms or timeline currently contemplated, or at all. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on economic conditions, capital and financial markets. The COVID-19 pandemic and responses thereto may disrupt our business and are likely to have an adverse effect on demand for our products, attributable to, among other things, reductions in consumer spending, increases in unemployment and decreases in revenues and construction budgets of state or local governments. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1    Statement of Consolidated Earnings

Attachment 2    Revenue and Earnings by Lines of Business

Attachment 3    Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

Attachment 4    Consolidated Balance Sheets

Attachment 5    Depreciation, Depletion and Amortization by Lines of Business

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Revenue	$404,667	$342,904	$1,279,340	$1,098,838
Cost of Goods Sold	291,288	249,701	940,815	818,521

Gross Profit	113,379	93,203	338,525	280,317
Equity in Earnings of Unconsolidated JV	10,083	10,700	28,456	32,489
Corporate General and Administrative Expenses	(11,327)	(13,794)	(40,225)	(48,506)
Gain on Sale of Businesses	—	—	51,973	—
Impairment Losses	—	(25,131)	—	(25,131)
Other Non-Operating Income	2,297	722	1,898	1,445

Earnings from Continuing Operations before Interest and Income Taxes	114,432	65,700	380,627	240,614
Interest Expense, net	(9,360)	(9,543)	(35,957)	(28,526)

Earnings from Continuing Operations before Income Taxes	105,072	56,157	344,670	212,088
Income Tax Expense	(23,879)	(12,683)	(76,515)	(50,217)

Earnings from Continuing Operations	$81,193	$43,474	$268,155	$161,871
Gain (Loss) from Discontinued Operations, net of tax	—	(158,106)	5,278	(163,406)

Net Earnings (Loss)	$81,193	$(114,632)	$273,433	$(1,535)

BASIC EARNINGS (LOSS) PER SHARE
Continuing Operations	$1.96	$1.05	$6.47	$3.83
Discontinued Operations	$—	$(3.82)	$0.13	$(3.87)

Net Earnings	$1.96	$(2.77)	$6.60	$(0.04)

DILUTED EARNINGS (LOSS) PER SHARE
Continuing Operations	$1.94	$1.04	$6.43	$3.81
Discontinued Operations	$—	$(3.82)	$0.13	$(3.87)

Net Earnings	$1.94	$(2.77)	$6.56	$(0.04)

AVERAGE SHARES OUTSTANDING
Basic	41,494,149	41,314,289	41,451,801	42,246,329

Diluted	41,834,590	41,615,495	41,682,541	42,527,360

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Revenue*

Heavy Materials:
Cement (Wholly Owned)	$201,741	$148,475	$676,423	$502,452
Concrete and Aggregates	43,530	46,797	133,914	141,762

	245,271	195,272	810,337	644,214
Light Materials:
Gypsum Wallboard	135,658	125,070	397,018	380,454
Gypsum Paperboard	23,738	22,562	71,985	74,170

	159,396	147,632	469,003	454,624

Total Revenue	$404,667	$342,904	$1,279,340	$1,098,838

Segment Operating Earnings

Heavy Materials:
Cement (Wholly Owned)	$60,351	$43,480	$182,346	$124,338
Cement (Joint Venture)	10,083	10,700	28,456	32,489
Concrete and Aggregates	5,075	3,334	15,748	15,023

	75,509	57,514	226,550	171,850

Light Materials:
Gypsum Wallboard	40,792	38,484	119,723	114,872
Gypsum Paperboard	7,161	9,021	20,708	29,060

	47,953	47,505	140,431	143,932
Other Operations	—	(1,116)	—	(2,976)

Sub-total	123,462	103,903	366,981	312,806

Corporate General and Administrative Expense	(11,327)	(13,794)	(40,225)	(48,506)
Gain on Sale of Businesses	—	—	51,973	—
Impairment Losses	—	(25,131)	—	(25,131)
Other Non-Operating Income	2,297	722	1,898	1,445

Earnings from Continuing Operations before Interest and Income Taxes	$114,432	$65,700	$380,627	$240,614

*	Excluding Intersegment and Joint Venture Revenue listed on Attachment 3

Attachment 3

Eagle Materials Inc.

Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

(unaudited)

	Sales Volume
	Quarter Ended December 31,			Nine Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Cement (M Tons):
Wholly Owned	1,616	1,199	+35%	5,429	4,046	+34%
Joint Venture	226	240	-6%	678	721	-6%

	1,842	1,439	+28%	6,107	4,767	+28%

Concrete (M Cubic Yards)	327	357	-8%	1,032	1,095	-6%

Aggregates (M Tons)	583	749	-22%	1,533	2,608	-41%

Gypsum Wallboard (MMSFs)	727	669	+9%	2,151	2,010	+7%

Paperboard (M Tons):
Internal	32	33	-3%	101	99	+2%
External	47	47	0%	142	148	-4%

	79	80	-1%	243	247	-2%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Cement (Ton)	$111.91	$110.09	+2%	$110.84	$109.69	+1%
Concrete (Cubic Yard)	$116.88	$112.96	+3%	$115.66	$108.17	+7%
Aggregates (Ton)	$8.96	$9.20	-3%	$9.54	$9.36	+2%
Gypsum Wallboard (MSF)	$147.87	$146.46	+1%	$145.86	$148.51	-2%
Paperboard (Ton)	$484.92	$460.65	+5%	$487.76	$482.34	+1%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenue
	Quarter Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Intersegment Revenue:
Cement	$5,241	$6,174	$17,539	$17,130
Concrete and Aggregates	—	350	106	1,134
Paperboard	15,864	15,251	50,432	48,190

	$21,105	$21,775	$68,077	$66,454

Cement Revenue:
Wholly Owned	$201,741	$148,475	$676,423	$502,452
Joint Venture	27,110	28,382	79,603	85,775

	$228,851	$176,857	$756,026	$588,227

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31,
	2020	2019	2020*
ASSETS
Current Assets –
Cash and Cash Equivalents	$142,784	$126,255	$118,648
Restricted Cash	5,000	—	—
Accounts and Notes Receivable, net	142,467	134,799	145,808
Inventories	228,667	233,727	272,121
Federal Income Tax Receivable	1,900	—	128,413
Prepaid and Other Assets	7,740	6,058	6,135
Current Assets of Discontinued Operations	—	6,960	7,092

Total Current Assets	528,558	507,799	678,217

Property, Plant and Equipment, net	1,680,646	1,262,464	1,756,417
Investments in Joint Venture	74,914	71,862	73,958
Operating Lease Right of Use Asset	26,927	26,117	29,483
Notes Receivable	8,353	9,192	9,139
Goodwill and Intangibles	393,454	230,099	396,463
Assets from Discontinued Operations	—	10,498	6,739
Other Assets	12,186	12,194	10,604

	$2,725,038	$2,130,225	$2,961,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable and Accrued Liabilities	$156,510	$146,467	$154,625
Operating Lease Liabilities	6,551	6,203	6,585
Current Liabilities of Discontinued Operations	—	10,656	8,487

Total Current Liabilities	163,061	163,326	169,697

Long-term Liabilities	77,391	68,431	74,071
Bank Credit Facility	—	585,000	560,000
Bank Term Loan	662,082	—	660,761
4.500% Senior Unsecured Notes due 2026	346,263	345,594	346,554
Deferred Income Taxes	215,059	50,391	166,667
Liabilities from Discontinued Operations	—	20,156	15,427
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000
Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 41,939,310; 41,643,970 and 41,649,041 Shares, respectively	419	416	416
Capital in Excess of Par Value	30,516	8,325	10,943
Accumulated Other Comprehensive Losses	(3,251)	(3,215)	(3,581)
Retained Earnings	1,233,498	891,801	960,065

Total Stockholders’ Equity	1,261,182	897,327	967,843

	$2,725,038	$2,130,225	$2,961,020

*	From audited financial statements

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended December 31, 2020 and 2019:

	Depreciation, Depletion and Amortization
	Quarter Ended December 31,
	2020	2019
Cement	$19,337	$14,189
Concrete and Aggregates	2,691	3,105
Gypsum Wallboard	5,340	5,050
Paperboard	3,509	2,244
Corporate and Other	1,203	578

	$32,080	$25,166